UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 5, 2019

QPAGOS

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

Paseo del la Reforma 404 Piso 15 PH
Col. Juarez, Del. Cuauhtemoc
Mexico, D.F. C.P. 06600

(Address of principal executive offices)

+52 (55) 55-110-110

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2019, Qpagos (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Vivi Holdings, Inc., a Delaware corporation (“Vivi Holdings”) to sell to Vivi Holdings its subsidiary, Qpagos Corporation, a Delaware corporation. Qpagos Corporation operates the Company’s business activities in Mexico and is the 99.9% owner of two corporations incorporated in Mexico, Q Pagos, SAPI de CV and Redpag Electrónicos, SAPI de CV. The Company will retain its U.S. operations based in Calabasas, California.

The consideration for the sale of Qpagos Corporation consists of 2,250,000 shares of common stock of Vivi Holdings, of which nine percent (9%) will be allocated to the following designees, Gaston Pereira (5%), Andrey Novikov (2.5%), Joseph Abrams (1.5%).

Vivi Holdings’ common stock is registered under the Securities Exchange Act of 1934, as amended, and there is currently no trading market for its shares. Vivi Holdings has agreed in the SPA to provide the Company with piggy-back registration rights with respect to 1,000,000 of the shares of its common stock issuable under the SPA. The transaction contemplated by the SPA is subject to customary conditions, including the Company’s receipt of a fairness opinion from an independent valuation firm and the approval of the Company’s shareholders.

The foregoing description of the terms of the SPA does not purport to be complete and is subject to, and is qualified in its entirety by reference to the provisions of the SPA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2019, William Corbett was appointed as the Chief Executive Officer and a director of the Company.

William Corbett, age 59, has over thirty years of Wall Street experience. Starting with Bear Stearns in the mid-eighties he became a managing director responsible for managing over 50 brokers and subsequently he was hired by Lehman Brothers where he was one of the top producers in the 1990’s. In 1995, he co-founded and became CEO of The Shemano Group, a San Francisco investment banking boutique, which developed into one of the leading banks for funding small cap companies. He pioneered the PIPE industry (Private Investment in Public Equities) perennially leading the country in monies raised by investment banking firms in micro-cap companies. The firm was also responsible for bringing companies public through IPO’s reverse mergers, and a leading underwriter for secondaries, raising billions for companies over 20 years. Over the last five years, Mr. Corbett was a managing director at Paulson Investment Co. from October 2013 until October 2016, responsible for West Coast investment banking activities. He also has served as CEO of DPL a lending company, and a wholly owned subsidiary of DPW Holdings, Inc., from October of 2016 until present.

Mr. Corbett’s financial experience on Wall Street, specifically with micro-cap companies, we believe provide him with the attributes that make him a valuable member of the Company’s Board of Directors.

There are no family relationships between Mr. Corbett and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. Mr. Corbett was not selected as Chief Executive Officer and director pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated August 5, 2019, by and between QPAGOS and Vivi Holdings, Inc.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPAGOS

Date: August 8, 2019	By:	/s/ William Corbett
		Name:	William Corbett
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated August 5, 2019, by and between QPAGOS and Vivi Holdings, Inc.

3